Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38176) pertaining to Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 of our report dated June 6, 2002 with respect to the financial statements and schedules of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                /s/ Battelle & Battelle LLP

Dayton, Ohio
June 6, 2002